SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) JUNE 24, 1998

                     PHOENIX INTERNATIONAL INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     FLORIDA
                 (State or Other Jurisdiction of Incorporation)

                   000-17058                          59-2564162
            Commission File Number       I.R.S. Employer Identification No.

             501 SOUTH DIXIE HIGHWAY, WEST PALM BEACH, FLORIDA 33401
               (Address of Principal Executive Offices) (Zip Code)

                                  561-832-5208
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2

On June 24, 1997 Phoenix International Industries, Inc.("Phoenix") completed the sale of its wholly owned affiliate, Intuitive Technology Consultants, Inc.("ITC") of Atlanta, Georgia, to ITC Acquisition Group Sub, LLC, of Atlanta Georgia.

Compensation to Phoenix for the sale was in the form of one million four hundred thirteen thousand (1,413,000) shares of the stock of Phoenix, valued at nine hundred eighteen thousand four hundred fifty dollars ($918,450), sixty thousand dollars ($60,000) in cash and two interest bearing notes payable in one year for the combined amount of two hundred ninety thousand dollars ($290,000). Additionally, the purchaser assumed liability for all past due state and federal taxes and any penalties and/or interest assessed for the late payment of those taxes.

ITC had been the principal source of Phoenix's gross revenues for 1997, however it was determined by Phoenix that ITC did not fit well with Phoenix's future plans and that the sale of ITC's operating assets would enable Phoenix to pursue its intended core business in the telecommunications industry and its expansion into that arena.

ITEM 5

The current adjusted total numbers of issued and outstanding shares of Phoenix International Industries is seven million two hundred seventy seven thousand and twenty eight (7,277,028) shares.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PHOENIX INTERNATIONAL INDUSTRIES, INC.
                                                      (Registrant)



Date JUNE 29, 1998                        By /s/ THOMAS N. DONALDSON
                                            ------------------------------------
                                                 Thomas N. Donaldson
                                                 Vice President & Director